EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Southdown, Inc. on Form S-8 of our report dated January 22, 1997, appearing in the Annual Report on Form 10-K of Southdown, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP

Houston, Texas
May 1, 1997